UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2010

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

National Penn Bancshares, Inc. (Nasdaq: NPBC) announced the execution of an investment agreement with Warburg Pincus, a private equity firm, in a press release issued on October 6, 2010.  A copy of the press release announcing the execution of the investment agreement is attached hereto as Exhibit 99.1.

On October 6, 2010, at 9:00 A.M., local time, National Penn held a webcast to present information on the investment agreement with Warburg Pincus.  The slide presentation which accompanied the text of the presentation is furnished in this report, pursuant to this Item 7.01, as Exhibit 99.2, and is incorporated herein by reference.  Without limiting the generality of the foregoing, the text of the slide entitled “Safe Harbor Regarding Forward Looking Statements” is incorporated by reference into this Item 7.01.

No part of this report shall be deemed incorporated by reference into any registration statement filed under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release of National Penn Bancshares, Inc., dated October 6, 2010 (furnished pursuant to Item 7.01 hereof).
99.2	Slide presentation for National Penn Bancshares, Inc. Webcast conducted on October 6, 2010 at 9:00 a.m. local time (furnished pursuant to Item 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	October 6, 2010	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of National Penn Bancshares, Inc., dated October 6, 2010 (furnished pursuant to Item 7.01 hereof).
99.2	Slide Presentation for National Penn Bancshares, Inc. Webcast conducted on October 6, 2010 at 9:00 a.m. local time (furnished pursuant to Item 7.01 hereof).